UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 2, 2006, Oclaro, Inc., as the “Company” or the “Parent”, along with Oclaro Technology Limited, Oclaro Photonics, Inc. and Oclaro Technology, Inc., each a wholly-owned subsidiary of the Company, entered into a credit agreement, or the “Original Credit Agreement”, with Wells Fargo Capital Finance, Inc. and certain other lenders, which Original Credit Agreement has previously been amended from time to time.

On July 26, 2011, Oclaro Technology Limited, as “Borrower”, and the Parent entered into an amendment and restatement to the Original Credit Agreement, or the “Restated Credit Agreement”, with Wells Fargo Capital Finance, Inc. and the other lenders, which Restated Credit Agreement has previously been amended or modified from time to time.

On November 2, 2012, the Borrower and the Parent entered into an amendment and restatement to the Restated Credit Agreement, or the “Credit Agreement”, with Wells Fargo Capital Finance, Inc. and the other lenders regarding the senior secured revolving credit facility, increasing the facility size from $45 million to $50 million and extending the term thereof to November 2, 2017. Under the Credit Agreement, advances are available based on up to 85 percent of “eligible accounts receivable,” as defined in the Credit Agreement.

The Borrower has the option to increase the size of the revolving credit facility to up to $100 million by adding lenders willing to provide such increase.

The obligations of the Borrower under the Credit Agreement are guaranteed by the Parent and all significant subsidiaries of the Parent and the Borrower (collectively, the “Guarantors”), and are secured, pursuant to two security agreements by substantially all of the assets of the Borrower and the Guarantors, including a pledge of the capital stock holdings of the Borrower and certain Guarantors in their direct subsidiaries (the “Security Agreements”).

Borrowings made under the Credit Agreement bear interest at a rate based on either the London Interbank Offered Rate plus 2.50 percentage points or the bank’s prime rate plus 1.25 percentage points. Commencing March 31, 2013, the interest rate margins may decrease or increase by 0.25 percentage points based on the average quarterly availability under the revolving credit facility. In the absence of an event of default, any amounts outstanding under the Credit Agreement may be repaid and re-borrowed at any time until maturity, which is November 2, 2017.

The obligations of the Borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default, including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, a cross-default related to indebtedness in an aggregate amount of $2.0 million or more, bankruptcy and insolvency related defaults, defaults relating to such matters as the Employee Retirement Income Security Act and certain judgments in excess of $2.0 million and a change of control default. The Credit Agreement contains negative covenants applicable to the Parent, the Borrower and their subsidiaries, including a financial covenant that, on a consolidated basis, requires the Parent to maintain a minimum fixed charge coverage ratio of no less than 1.10 to 1.00, if the Parent and its subsidiaries have not maintained qualified cash of at least $15 million and adjusted excess availability, as such terms are defined in the Credit Agreement. The Credit Agreement also contains restrictions on liens, certain investments, indebtedness, fundamental changes to the Borrower’s business, certain dispositions of property, making certain restricted payments (including restrictions on dividends and stock repurchases), entering into new lines of business and transactions with affiliates.

In connection with the Credit Agreement, the Company paid an arrangement fee of $150,000, a closing fee of $275,000 and agreed to pay a monthly servicing fee of $4,000 and an unused line fee equal to 0.375 percentage points per annum, payable monthly on the unused amount of revolving credit commitments. To the extent there are letters of credit outstanding under the Credit Agreement, the Borrower is obligated to pay the administrative agent a letter of credit fee at a rate equal to 3.3 percentage points per annum. Commencing March 31, 2013, the letter of credit fee may decrease or increase by 0.25 percentage points based on the average quarterly availability under the revolving credit facility.

The foregoing descriptions of the Credit Agreement are qualified in their entirety by reference to the full text of the Credit Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 29, 2012.

Item 2.02	Results of Operations and Financial Condition

On November 5, 2012, Oclaro, Inc. announced its financial results for the fiscal quarter ended September 29, 2012. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Agreement and Security Agreements is incorporated herein in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 30, 2012, we held our 2012 annual meeting of stockholders. As of the record date of September 4, 2012, there were 90,288,637 shares of common stock outstanding and entitled to vote at the meeting. A total of 73,744,080 shares were present in person or by proxy at the annual meeting of stockholders.

At the annual meeting, our stockholders elected Kendall Cowan, Greg Dougherty and Marissa Peterson as Class II Directors, to serve until our 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified. The proposal received the following votes:

Kendall Cowan

For	Withheld
46,059,776	545,694

Greg Dougherty

For	Withheld
45,839,704	765,766

Marissa Peterson

For	Withheld
45,837,051	768,419

At the annual meeting, our stockholders conducted an advisory vote on the compensation of our named executive officers. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
41,083,581	2,047,785	3,474,104	27,138,610

At the annual meeting, stockholders ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. The proposal received the following votes:

For	Against	Abstain
72,414,766	1,081,587	247,727

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Registrant on November 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: November 5, 2012	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release issued by the Registrant on November 5, 2012.